EXHIBIT 25.2


        ________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                            _________________________

                                    FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                   ___________________________________________
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    ________________________________________

                            THE CHASE MANHATTAN BANK
               (Exact name of trustee as specified in its charter)


     NEW YORK                                         13-4994650
     (State of incorporation                    (I.R.S. employer
     if not a national bank)                 identification No.)

     270 PARK AVENUE
     NEW YORK, NEW YORK                                    10017
     (Address of principal executive offices)         (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
            (Name, address and telephone number of agent for service)
                  _____________________________________________
                        THE BEAR STEARNS CAPITAL TRUST I
               (Exact name of obligor as specified in its charter)

     DELAWARE                                                    13-7108741
     (State or other jurisdiction of                       (I.R.S. employer
     incorporation or organization)                     identification No.)

     245 PARK AVENUE
     NEW YORK, N.Y.                                                   10167
     (Address of principal executive offices)                    (Zip Code)


                                   ------------
                               CAPITAL SECURITIES
                       (Title of the indenture securities)

                                     GENERAL

     Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               New York State Banking Department, State House, Albany, New York 12110.

               Board of Governors of the Federal Reserve System,
               Washington, D.C., 20551

               Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

               Federal Deposit Insurance Corporation, Washington, D.C.,
               20429.


          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.


     Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

     Item 16.  List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4.  A copy of the existing By-Laws of the Trustee (see Exhibit
     4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

           5.  Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan
     Bank).

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not applicable.

           9.  Not applicable.

                                    SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 7TH day of FEBRUARY, 1997.

                                 THE CHASE MANHATTAN BANK


                                 By /s/ Anne G. Brenner
                                    ------------------------------
                                    Anne G. Brenner
                                    Vice President

                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                 at the close of business September 30, 1996, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.




                                                                     DOLLAR AMOUNTS
                            ASSETS                                    IN MILLIONS

      Cash and balances due from depository institutions:
          Noninterest-bearing balances and
          currency and coin . . . . . . . . . . . . . . . . . . . . . .   $  11,095
          Interest-bearing balances   . . . . . . . . . . . . . . . . .       4,998
      Securities:
      Held to maturity securities . . . . . . . . . . . . . . . . . . .       3,231
      Available for sale securities . . . . . . . . . . . . . . . . . .      38,078
      Federal Funds sold and securities purchased under
          agreements to resell in domestic offices of the
          bank and of its Edge and Agreement subsidiaries,
          and in IBF's:
          Federal funds sold  . . . . . . . . . . . . . . . . . . . . .       8,018
          Securities purchased under agreements to resell . . . . . . .         731
      Loans and lease financing receivables:
          Loans and leases, net of unearned income  . . . . . . . . . .   $ 130,513
          Less: Allowance for loan and lease losses . . . . . . . . . .       2,938
          Less: Allocated transfer risk reserve . . . . . . . . . . . .          27
                                                                          ---------
          Loans and leases, net of unearned income,
          allowance, and reserve  . . . . . . . . . . . . . . . . . . .     127,548
      Trading Assets  . . . . . . . . . . . . . . . . . . . . . . . . .      48,576
      Premises and fixed assets (including capitalized
          leases)   . . . . . . . . . . . . . . . . . . . . . . . . . .       2,850
      Other real estate owned . . . . . . . . . . . . . . . . . . . . .         300
      Investments in unconsolidated subsidiaries and
          associated companies  . . . . . . . . . . . . . . . . . . . .          92
      Customer's liability to this bank on acceptances
          outstanding   . . . . . . . . . . . . . . . . . . . . . . . .       2,777
      Intangible assets   . . . . . . . . . . . . . . . . . . . . . . .       1,361
      Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . .      12,204
                                                                          ---------

      TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 261,859
                                                                          =========



                                           LIABILITIES

      Deposits
          In domestic offices   . . . . . . . . . . . . . . . . . . . .   $  80,163
          Noninterest-bearing . . . . . . . . . . . . . . . . . . . . .   $  30,596
          Interest-bearing  . . . . . . . . . . . . . . . . . . . . . .      49,567
                                                                          ---------
          In foreign offices, Edge and Agreement subsidiaries,
          and IBF's . . . . . . . . . . . . . . . . . . . . . . . . . .      65,173
          Noninterest-bearing   . . . . . . . . . . . . . . . . . . . .   $   3,616
          Interest-bearing  . . . . . . . . . . . . . . . . . . . . . .      61,557

      Federal funds purchased and securities sold under agree-
      ments to repurchase in domestic offices of the bank and
          of its Edge and Agreement subsidiaries, and in IBF's
          Federal funds purchased   . . . . . . . . . . . . . . . . . .      14,594
          Securities sold under agreements to repurchase  . . . . . . .      14,110
      Demand notes issued to the U.S. Treasury  . . . . . . . . . . . .       2,200
      Trading liabilities . . . . . . . . . . . . . . . . . . . . . . .      30,136
      Other Borrowed money:
          With a remaining maturity of one year or less . . . . . . . .      16,895
          With a remaining maturity of more than one year   . . . . . .         449
      Mortgage indebtedness and obligations under capitalized
          leases  . . . . . . . . . . . . . . . . . . . . . . . . . . .          49
      Bank's liability on acceptances executed and outstanding  . . . .       2,764
      Subordinated notes and debentures . . . . . . . . . . . . . . . .       5,471
      Other liabilities . . . . . . . . . . . . . . . . . . . . . . . .      13,997

      TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . .     246,001
                                                                          ---------
      Limited-Life Preferred stock and related surplus  . . . . . . . .         550

                                         EQUITY CAPITAL

      Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . .       1,209
      Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10,176
      Undivided profits and capital reserves  . . . . . . . . . . . . .       4,385
      Net unrealized holding gains (Losses)
      on available-for-sale securities  . . . . . . . . . . . . . . . .        (481)
      Cumulative foreign currency translation adjustments . . . . . . .          19

      TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . .      15,308
                                                                          ---------
      TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
          STOCK AND EQUITY CAPITAL  . . . . . . . . . . . . . . . . . .   $ 261,859

                                                                          =========


               I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                        JOSEPH L. SCLAFANI

               We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                   WALTER V. SHIPLEY
                                   EDWARD D. MILLER         DIRECTORS
                                   THOMAS G. LABRECQUE




     NYFS04...:\25\22625\0313\1824\FRM2177N.530